UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

TERRA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 12, 2010, we made available certain preliminary financial information and operating data underlying our results of operations.  Information regarding preliminary financial results for our fiscal quarter ended March 31, 2010 is set forth below:

Recent Developments

Although our financial statements for the quarter ended March 31, 2010 are not yet complete, certain preliminary financial information and operating data underlying our results of operations are available. The following financial information and operating data is not a comprehensive statement of the financial results for Terra Industries Inc. (“Terra”) for the quarter ended March 31, 2010 and has not been reviewed or audited by Terra’s independent registered public accounting firm. The final financial results for the quarter ended March 31, 2010 may vary from our expectations and may be materially different from the preliminary financial information and operating data provided below as the quarterly financial statement close process is not complete and additional developments and adjustments may arise between now and the time the financial results for this period are finalized. Accordingly, you should not place undue reliance on the following financial information and operating data.

Management currently expects Terra’s 2010 first quarter revenues to be approximately $409 million, approximately 3% lower than Terra’s 2009 first quarter revenues of $420 million. This decline is primarily due to lower selling prices for ammonia, UAN and AN. The prior year first quarter selling price benefited from the orders that were previously committed to under higher prices during 2008. The decline in selling prices was partially offset by an increase in UAN and AN sales volume of 34% and 76%, respectively. For the first quarter, natural gas unit costs, net of forward pricing gains and losses, decreased by approximately 27% from $7.37 per MMBtu in 2009 to $5.39 per MMBtu in 2010.

Set forth below is summary operating data for Terra based on management’s current expectations for the quarters ended March 31, 2010 and 2009:

	Three Months Ended March 31,
	2010	2009	2010 v. 2009
	(in millions, except as noted)
Total revenues	$409	$420	$(11)
Tons of product sold (000s)	1,589	1,251	338
Sales volume by product (000s)
Ammonia	374	381	(7)
Urea	82	77	5
UAN(1)	837	625	212
Other nitrogen products	296	168	128
Average selling price per ton by product(2)
Ammonia	$314	$336	$(22)
Urea	325	322	3
UAN(1)	184	282	(98)
Other nitrogen products	193	267	(74)
Cost of natural gas (per MMBtu)(3)	$5.39	$7.37	$(1.98)

(1)   Measured in tons of UAN containing 32% nitrogen by weight.

(2)   After deducting outbound freight costs.

(3)   Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to North American natural gas purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.

	By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President and Secretary

Date: April 12, 2010